MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

FOR IMMEDIATE RELEASE

MIC REPORTS SECOND QUARTER 2021 FINANCIAL AND OPERATIONAL RESULTS

•Strong leisure and tourism activity drives solid Atlantic Aviation results and bolsters MIC Hawaii performance
•Sales of Atlantic Aviation and MIC Hawaii on track, record and meeting dates for Special Meeting of Shareholders set

New York, August 3, 2021 — Macquarie Infrastructure Corporation (NYSE: MIC) (the “Company”) today provided an update on the previously announced sales of its Atlantic Aviation and MIC Hawaii businesses and reported its operational and financial results for the second quarter of 2021.
“The increase in general aviation flight activity drove strong results in the quarter for Atlantic Aviation,” said Christopher Frost, chief executive officer of MIC. “Within our MIC Hawaii segment, we benefited from an increase in visitor arrivals in Hawaii.”
Update on Announced Sales
On June 7, 2021, MIC announced the sale of its Atlantic Aviation business (the “AA Transaction”) to a newly formed entity controlled by KKR for $4.475 billion. On July 15, 2021, the waiting period for the Federal Trade Commission’s review of the AA Transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 expired without comment.
The MIC Board of Directors set August 23, 2021 as the record date for a Special Meeting of Shareholders to be held at 10:00 am Eastern time on September 21, 2021. At the meeting, shareholders will be asked to approve the AA Transaction. If approved, MIC expects the AA Transaction to close at the end of the third quarter of 2021 and result in a distribution of approximately $37.35 per unit.
On June 14, 2021, MIC announced the merger of its MIC Hawaii businesses (the “MH Merger”) into a newly formed entity managed by Argo Infrastructure Partners (“Argo”) for $3.83 per unit.
On July 7, 2021, together with MIC Hawaii and Argo, the Company filed a petition with the Hawaii Public Utilities Commission seeking approval of the change of control over the regulated portion of Hawaii Gas as contemplated in the MH Merger. The approval process is expected to conclude in the first half of 2022. Shareholders will be asked to approve the MH Merger, in addition to the AA Transaction, at the September 21, 2021 Special Meeting of Shareholders.
Operational and Financial Results
MIC’s results for the second quarter of 2021 reflect solid performance by its Atlantic Aviation subsidiary on the strength of the recovery in domestic general aviation flight activity and a continued positive trajectory in the performance of its MIC Hawaii businesses as tourism in Hawaii recovers from COVID-induced lows.
MIC recorded net income from continuing operations of $6.9 million compared with a net loss of $24.4 million in the second quarter of 2020 (“prior comparable period”). The improvement reflects primarily higher revenue and lower interest expense, partially offset by increases in operating expenses and income taxes.
The Company reported Adjusted EBITDA excluding non-cash items from continuing operations of $77.9 million for the quarter, versus $18.6 million in the prior comparable period.
MIC used $79.5 million of cash from operating activities during the quarter ended June 30, 2021 compared with cash provided by operating activities of $17.8 million in the prior comparable period. The change primarily reflects the payment of capital gains taxes related to the sale of the Company’s IMTT business, partially offset by higher EBITDA excluding non-cash items.

The Company reported Adjusted Free Cash Flow from continuing operations of $51.6 million for the quarter, versus $1.2 million in the prior comparable period. The increase reflects higher EBITDA excluding non-cash items and lower cash interest, partially offset by higher cash taxes and maintenance capital expenditures.
Second Quarter 2021 Segment Results
Atlantic Aviation
Atlantic Aviation generated EBITDA excluding non-cash items of $70.3 million in the second quarter of 2021, up from $16.9 million in the prior comparable period and above the $61.9 million recorded in the second quarter of 2019. The result was driven by a substantial recovery in general aviation flight activity (take offs and landings) versus the second quarter in 2020.
As reported by the Federal Aviation Administration, same store general aviation flight activity at airports on which Atlantic Aviation operates increased by 137% in the second quarter compared with the second quarter of 2020 and increased by 11% versus the second quarter of 2019. The activity was substantially domestic in nature and was strongest at predominantly leisure-oriented destinations in the Intermountain West and Florida. Although activity at business-oriented destinations increased during the quarter, it remains below industry average and pre-pandemic levels.
MIC Hawaii
MIC Hawaii generated EBITDA excluding non-cash items of $11.1 million in the second quarter of 2021, up from $7.2 million in the second quarter of 2020 and down from $14.3 million in the second quarter in 2019. The result reflects the ongoing recovery in the number of visitors to Hawaii from the lows in 2020, although not yet to the historically high levels of 2019, partially offset by a higher cost of purchased propane.
Commercial and industrial gas consumption increased during the quarter with the higher number of visitor arrivals while residential gas consumption was stable. Total gas consumption increased by 54% versus the second quarter in 2020 but was 8% below consumption in the second quarter of 2019.
Corporate and Other
MIC’s Corporate and Other segment result primarily includes fees payable to the Company’s external manager, public company expenses and interest expense on holding company level debt. Higher expenditures in the second quarter of 2021, including costs incurred in connection with efforts to sell the Company’s operating businesses, resulted in the generation of EBITDA excluding non-cash items of ($10.1) million compared with ($7.3) million the second quarter of 2020.
Discontinuing Financial Guidance
With the announced sales of Atlantic Aviation and MIC Hawaii, the Company will no longer provide outlook on the performance of its businesses and is withdrawing its previously provided guidance.

Summary Financial Information

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Continuing Operations
Net income (loss)	$6,933	$(24,429)	31,362	128	$20,730	$(31,417)	52,147	166
Net income (loss) per share attributable to MIC	0.08	(0.29)	0.37	128	0.23	(0.37)	0.60	162
Cash (used in) provided by operating activities	(79,539)	17,779	(97,318)	NM	(39,546)	69,319	(108,865)	(157)
Discontinued Operations
Net income	$—	$17,131	(17,131)	(100)	$—	$35,346	(35,346)	(100)
Net income per share attributable to MIC	—	0.20	(0.20)	(100)	—	0.41	(0.41)	(100)
Cash provided by operating activities	—	54,588	(54,588)	(100)	—	103,276	(103,276)	(100)
Weighted average number of shares outstanding: basic	87,628,429	86,871,892	756,537	1	87,520,541	86,779,432	741,109	1
MIC Non-GAAP Metrics
EBITDA excluding non-cash items - continuing operations	$71,278	$16,878	54,400	NM	$143,928	$81,342	62,586	77
Investment and acquisition/disposition costs	6,596	1,719	4,877	NM	10,875	12,826	(1,951)	(15)
Adjusted EBITDA excluding non - cash items–continuing operations	77,874	18,597	59,277	NM	154,803	94,168	60,635	64
Cash interest	(15,387)	(19,264)	3,877	20	(28,442)	(37,834)	9,392	25
Cash taxes	(4,730)	5,638	(10,368)	(184)	(7,939)	818	(8,757)	NM
Maintenance capital expenditures	(6,140)	(3,738)	(2,402)	(64)	(9,804)	(9,452)	(352)	(4)
Adjusted Free Cash Flow - continuing operations	$51,617	$1,233	50,384	NM	$108,618	$47,700	60,918	128
EBITDA excluding non-cash items - discontinued operations	$—	$67,689	(67,689)	(100)	$—	$145,336	(145,336)	(100)
Cash interest	—	(10,059)	10,059	100	—	(19,828)	19,828	100
Cash taxes	—	(847)	847	100	—	(2,954)	2,954	100
Maintenance capital expenditures	—	(12,872)	12,872	100	—	(18,487)	18,487	100
Free Cash Flow - discontinued operations	$—	$43,911	(43,911)	(100)	$—	$104,067	(104,067)	(100)
Adjusted Free Cash Flow - consolidated	$51,617	$45,144	6,473	14	$108,618	$151,767	(43,149)	(28)

NM — Not meaningful.
About MIC
MIC owns and operates businesses providing basic services to customers in the United States. Its businesses consist of an airport services business, Atlantic Aviation; and entities comprising an energy services, production and distribution segment, MIC Hawaii. For additional information, please visit the MIC website at www.macquarie.com/mic.
Use of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow
In addition to MIC’s results under U.S. GAAP, the Company uses the non-GAAP measures EBITDA excluding non-cash items and Free Cash Flow to assess the performance and prospects of its businesses.
MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash items as net income (loss) or earnings —the most comparable GAAP measure— before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. Other non-cash expenses, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities —the most comparable GAAP measure —less maintenance capital expenditures and adjusted for changes in working capital.
Management uses Free Cash Flow as a measure of its ability to fund acquisitions, invest in growth projects, reduce, or repay indebtedness and/or return capital to shareholders. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash mark-to-market adjustment of the value of derivative instruments; (v) gains (losses) related to the write-off or disposal of assets or liabilities, (vi) non-cash compensation expense incurred in relation to the incentive plans for senior management of the Company’s operating business; and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction in Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow to assess the Company’s ability to fund acquisitions, invest in growth projects, reduce or repay indebtedness, and/or return capital to shareholders.
In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate and Other. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.
Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.
See the tables below for a reconciliation of Net Income (loss) to EBITDA excluding non-cash items from continuing operations and a reconciliation of cash provided by operating activities from continuing operations to Free Cash Flow from continuing operations.
Classification of Maintenance Capital Expenditures and Growth Capital Expenditures
MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability, or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability, or cash flow. Management considers various factors in determining whether a specific capital expenditure will be classified as maintenance or growth.
MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.
Important Information For Investors And Stockholders
In connection with the proposed transactions, Macquarie Infrastructure Corporation (the “Company”) has filed a proxy statement with the Securities and Exchange Commission (“SEC”) on July 15, 2021, the definitive version of which will be mailed to stockholders of the Company. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders are able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the website maintained by the SEC at https://www.sec.gov. Copies of the documents filed with the SEC by the Company will also be available free of charge on the Company website at www.macquarie.com/mic or by writing to us at 125 West 55th Street, New York, New York 10019, United States of America, Attention: Investor Relations.

Certain Information Regarding Participants
The Company and its directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed transactions. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on February 17, 2021, and its definitive proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on March 29, 2021. Other information regarding the participants of the Company in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the transaction when they become available.
Disclaimer on Forward Looking Statements
This communication contains forward-looking statements. The Company may, in some cases, use words such as “project,” “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “should,” “would,” “could,” “potentially” or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Such statements include, among others, those concerning the Company’s expected financial performance and strategic and operational plans, statements regarding sales of the Company’s operating businesses (including the Company’s reorganization) and the anticipated uses of any proceeds therefrom, statements regarding the anticipated specific and overall impacts of the COVID-19 pandemic, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements in this communication are subject to a number of risks and uncertainties, some of which are beyond the Company’s control, including, among other things: changes in general economic or business conditions; the ongoing impact of the COVID-19 pandemic; the Company’s ability to complete the sales of its operating businesses; uncertainties as to the timing of the consummation of the proposed transactions; the risk that conditions to closing of the proposed transactions are not satisfied, including the failure to timely obtain the requisite stockholder approvals or regulatory clearances; the occurrence of any event giving rise to a termination of the proposed transactions; the Company’s ability to service, comply with the terms of and refinance debt; its ability to retain or replace qualified employees; in the absence of a sale or sales of its businesses, its ability to complete growth projects, deploy growth capital and manage growth, make and finance future acquisitions and implement its strategy; the regulatory environment; demographic trends; the political environment; the economy, tourism, construction and transportation costs; air travel; environmental costs and risks; fuel and gas and other commodity costs; the Company’s ability to recover increases in costs from customers; cybersecurity risks; work interruptions or other labor stoppages; risks associated with acquisitions or dispositions; litigation risks; reliance on sole or limited source suppliers, risks or conflicts of interests involving the Company’s relationship with the Macquarie Group; and changes in U.S. federal tax law. These and other risks and uncertainties are described under the caption “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its other reports filed from time to time with the SEC.
The Company’s actual results, performance, prospects, or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which the Company is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties, and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this communication may not occur. These forward-looking statements are made as of the date of this communication. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For further information, please contact:

Investors: Jay Davis Investor Relations MIC 212-231-1825	Media: Lee Lubarsky Corporate Communications MIC 212-231-2638

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$319,690	$1,828,063
Restricted cash	11,790	11,157
Accounts receivable, net of allowance for doubtful accounts	55,057	46,862
Inventories	19,663	16,551
Prepaid expenses	13,385	8,326
Other current assets	12,101	9,197
Total current assets	431,686	1,920,156
Property, equipment, land and leasehold improvements, net	849,530	854,200
Operating lease assets, net	321,941	322,892
Goodwill	617,072	616,939
Intangible assets, net	441,012	457,587
Other noncurrent assets	8,863	6,865
Total assets	$2,670,104	$4,178,639
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$2,755	$1,203
Accounts payable	31,406	30,470
Accrued expenses	50,177	46,112
Current portion of long-term debt	11,333	11,310
Dividend payable	—	960,981
Operating lease liabilities - current	17,069	17,157
Income taxes payable	3,200	132,113
Other current liabilities	24,121	22,861
Total current liabilities	140,061	1,222,207
Long-term debt, net of current portion	1,097,923	1,554,359
Deferred income taxes	132,738	126,858
Operating lease liabilities - noncurrent	311,122	311,597
Other noncurrent liabilities	64,893	70,312
Total liabilities	1,746,737	3,285,333
Commitments and contingencies	—	—
Stockholders’ equity(1):
Common Stock ($0.001 par value; 500,000,000 authorized; 87,780,539 shares issued and outstanding on June 30, 2021 and 87,361,929 shares issued and outstanding on December 31, 2020)	$88	$87
Additional paid in capital	180,346	177,975
Accumulated other comprehensive loss	(6,175)	(6,175)
Retained earnings	740,640	713,129
Total stockholders’ equity	914,899	885,016
Noncontrolling interests	8,468	8,290
Total equity	923,367	893,306
Total liabilities and equity	$2,670,104	$4,178,639

(1)The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share authorized. On June 30, 2021 and December 31, 2020, no preferred stocks were issued or outstanding. The Company had 100 shares of special stock, par value $0.001 per share, issued and outstanding to its Manager on June 30, 2021 and December 31, 2020.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Service revenue	$230,037	$104,318	$439,641	$328,315
Product revenue	58,740	36,795	113,327	97,257
Total revenue	288,777	141,113	552,968	425,572
Costs and expenses
Cost of services	99,534	29,280	181,767	123,943
Cost of product sales	37,834	18,225	72,590	60,159
Selling, general and administrative	80,822	73,049	157,834	160,632
Fees to Manager - related party	7,551	3,824	13,103	11,180
Depreciation	19,629	19,745	38,860	39,271
Amortization of intangibles	8,287	9,273	16,575	20,278
Total operating expenses	253,657	153,396	480,729	415,463
Operating income (loss)	35,120	(12,283)	72,239	10,109
Other income (expense)
Interest income	41	189	202	657
Interest expense(1)	(16,773)	(23,639)	(35,392)	(50,344)
Other income (expense), net	793	46	1,295	(100)
Net income (loss) from continuing operations before income taxes	19,181	(35,687)	38,344	(39,678)
(Provision) benefit for income taxes	(12,248)	11,258	(17,614)	8,261
Net income (loss) from continuing operations	6,933	(24,429)	20,730	(31,417)

Discontinued Operations(2)
Net income from discontinued operations before income taxes	—	22,371	—	46,916
Provision for income taxes	—	(5,240)	—	(11,570)
Net income from discontinued operations	—	17,131	—	35,346
Net income (loss)	6,933	(7,298)	20,730	3,929

Net income (loss) from continuing operations	6,933	(24,429)	20,730	(31,417)
Less: net (loss) income attributable to noncontrolling interest	(416)	656	181	581
Net income (loss) from continuing operations attributable to MIC	7,349	(25,085)	20,549	(31,998)
Net income from discontinued operations	—	17,131	—	35,346
Net income from discontinued operations attributable to MIC	—	17,131	—	35,346
Net income (loss) attributable to MIC	$7,349	$(7,954)	$20,549	$3,348

Basic income (loss) per share from continuing operations attributable to MIC	$0.08	$(0.29)	$0.23	$(0.37)
Basic income per share from discontinued operations attributable to MIC	—	0.20	—	0.41
Basic income (loss) per share attributable to MIC	$0.08	$(0.09)	$0.23	$0.04
Weighted average number of shares outstanding: basic	87,628,429	86,871,892	87,520,541	86,779,432

Diluted income (loss) per share from continuing operations attributable to MIC	$0.08	$(0.29)	$0.23	$(0.37)
Diluted income per share from discontinued operations attributable to MIC	—	0.20	—	0.41
Diluted income (loss) per share attributable to MIC	$0.08	$(0.09)	$0.23	$0.04
Weighted average number of shares outstanding: diluted	87,728,174	86,871,892	87,612,379	86,779,432

(1)Interest expense includes non-cash losses on derivative instruments of $78,000 and non-cash gains of $203,000 for the quarter and six months ended June 30, 2021, respectively, compared with non-cash losses of $172,000 and $4.4 million for the quarter and six months ended June 30, 2020, respectively.
(2)See Note 4, “Discontinued Operations and Dispositions”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2021, for discussions on businesses classified as held for sale.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Six Months Ended June 30,
	2021	2020
Operating activities
Net income (loss) from continuing operations	$20,730	$(31,417)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities from continuing operations:
Depreciation	38,860	39,271
Amortization of intangibles	16,575	20,278
Write-off of debt financing costs	4,562	1,468
Amortization of debt discount and financing costs	2,476	5,218
Adjustments to derivative instruments	(5,153)	1,192
Fees to Manager - related party	13,103	11,180
Deferred taxes	9,675	(7,443)
Other non-cash expense, net	6,647	4,944
Changes in other assets and liabilities, net of acquisitions:
Accounts receivable	(8,136)	25,756
Inventories	(3,720)	6,079
Prepaid expenses and other current assets	(5,480)	(2,734)
Due to Manager - related party	—	(41)
Accounts payable and accrued expenses	3,988	(13,010)
Income taxes payable	(128,085)	(2,263)
Other, net	(5,588)	10,841
Net cash (used in) provided by operating activities from continuing operations	(39,546)	69,319
Investing activities
Acquisitions of businesses and investments, net of cash, cash equivalents, and restricted cash acquired	—	(13,495)
Purchases of property and equipment	(32,864)	(29,285)
Other, net	59	11
Net cash used in investing activities from continuing operations	(32,805)	(42,769)
Financing activities
Proceeds from long-term debt	—	874,000
Payment of long-term debt	(474,113)	(280,874)
Dividends paid to common stockholders	(960,981)	(86,742)
Distributions paid to noncontrolling interest	(3)	—
Debt financing costs paid	(292)	(386)
Net cash (used in) provided by financing activities from continuing operations	(1,435,389)	505,998
Net change in cash, cash equivalents, and restricted cash from continuing operations	(1,507,740)	532,548

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Six Months Ended June 30,
	2021	2020
Cash flows provided by (used in) discontinued operations:
Net cash provided by operating activities	$—	$103,276
Net cash used in investing activities	—	(106,003)
Net cash used in discontinued operations	—	(2,727)
Effect of exchange rate changes on cash and cash equivalents	—	(222)
Net change in cash, cash equivalents, and restricted cash	(1,507,740)	529,599
Cash, cash equivalents, and restricted cash, beginning of period	1,839,220	358,565
Cash, cash equivalents, and restricted cash, end of period	$331,480	$888,164
Supplemental disclosures of cash flow information:
Non-cash investing and financing activities:
Accrued purchases of property and equipment from continuing operations	$6,231	$3,317
Accrued purchases of property and equipment from discontinued operations	—	15,939
Accrued debt financing costs from continuing operations	—	59
Leased assets obtained in exchange for new operating lease liabilities from continuing operations	806	5,267
Leased assets obtained in exchange for new operating lease liabilities from discontinued operations	—	726
Taxes paid, net, from continuing operations	135,894	1,444
Taxes paid, net, from discontinued operations	—	2,653
Interest paid, net, from continuing operations	32,899	39,205
Interest paid, net, from discontinued operations	—	19,689

The following table provides a reconciliation of cash, cash equivalents, and restricted cash from both continuing and discontinued operations reported within the consolidated condensed balance sheets that is presented in the consolidated condensed statements of cash flows:

	As of June 30,
	2021	2020
Cash and cash equivalents	$319,690	$845,604
Restricted cash - current	11,790	13,721
Cash, cash equivalents, and restricted cash included in assets held for sale	—	28,839
Total of cash, cash equivalents, and restricted cash shown in the consolidated condensed statements of cash flows	$331,480	$888,164

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$230,037	$104,318	125,719	121	$439,641	$328,315	111,326	34
Product revenue	58,740	36,795	21,945	60	113,327	97,257	16,070	17
Total revenue	288,777	141,113	147,664	105	552,968	425,572	127,396	30
Costs and expenses
Cost of services	99,534	29,280	(70,254)	NM	181,767	123,943	(57,824)	(47)
Cost of product sales	37,834	18,225	(19,609)	(108)	72,590	60,159	(12,431)	(21)
Selling, general and administrative	80,822	73,049	(7,773)	(11)	157,834	160,632	2,798	2
Fees to Manager - related party	7,551	3,824	(3,727)	(97)	13,103	11,180	(1,923)	(17)
Depreciation and amortization	27,916	29,018	1,102	4	55,435	59,549	4,114	7
Total operating expenses	253,657	153,396	(100,261)	(65)	480,729	415,463	(65,266)	(16)
Operating income (loss)	35,120	(12,283)	47,403	NM	72,239	10,109	62,130	NM
Other income (expense)
Interest income	41	189	(148)	(78)	202	657	(455)	(69)
Interest expense(1)	(16,773)	(23,639)	6,866	29	(35,392)	(50,344)	14,952	30
Other income (expense), net	793	46	747	NM	1,295	(100)	1,395	NM
Net income (loss) from continuing operations before income taxes	19,181	(35,687)	54,868	154	38,344	(39,678)	78,022	197
(Provision) benefit for income taxes	(12,248)	11,258	(23,506)	NM	(17,614)	8,261	(25,875)	NM
Net income (loss) from continuing operations	6,933	(24,429)	31,362	128	20,730	(31,417)	52,147	166

Discontinued Operations
Net income from discontinued operations before income taxes	—	22,371	(22,371)	(100)	—	46,916	(46,916)	(100)
Provision for income taxes	—	(5,240)	5,240	100	—	(11,570)	11,570	100
Net income from discontinued operations	—	17,131	(17,131)	(100)	—	35,346	(35,346)	(100)
Net income (loss)	6,933	(7,298)	14,231	195	20,730	3,929	16,801	NM

Net income (loss) from continuing operations	6,933	(24,429)	31,362	128	20,730	(31,417)	52,147	166
Less: net (loss) income attributable to noncontrolling interests	(416)	656	1,072	163	181	581	400	69
Net income (loss) from continuing operations attributable to MIC	7,349	(25,085)	32,434	129	20,549	(31,998)	52,547	164
Net income from discontinued operations	—	17,131	(17,131)	(100)	—	35,346	(35,346)	(100)
Net income from discontinued operations attributable to MIC	—	17,131	(17,131)	(100)	—	35,346	(35,346)	(100)
Net income (loss) attributable to MIC	$7,349	$(7,954)	15,303	192	$20,549	$3,348	17,201	NM

Basic income (loss) per share from continuing operations attributable to MIC	$0.08	$(0.29)	0.37	128	$0.23	$(0.37)	0.60	162
Basic income per share from discontinued operations attributable to MIC	—	0.20	(0.20)	(100)	—	0.41	(0.41)	(100)
Basic income (loss) per share attributable to MIC	$0.08	$(0.09)	0.17	189	$0.23	$0.04	0.19	NM
Weighted average number of shares outstanding: basic	87,628,429	86,871,892	756,537	1	87,520,541	86,779,432	741,109	1

NM — Not meaningful.
(1)Interest expense includes non-cash losses on derivative instruments of $78,000 and non-cash gains of $203,000 for the quarter and six months ended June 30, 2021, respectively, compared with non-cash losses of $172,000 and $4.4 million for the quarter and six months ended June 30, 2020, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF CONSOLIDATED NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2021	2020	$	%	2021	2020	$	%
	($ In Thousands) (Unaudited)
Net income (loss) from continuing operations	$6,933	$(24,429)			$20,730	$(31,417)
Interest expense, net(1)	16,732	23,450			35,190	49,687
Provision (benefit) for income taxes	12,248	(11,258)			17,614	(8,261)
Depreciation and amortization	27,916	29,018			55,435	59,549
Fees to Manager - related party	7,551	3,824			13,103	11,180
Other non-cash (income) expense, net(2)	(102)	(3,727)			1,856	604
EBITDA excluding non-cash items - continuing operations	$71,278	$16,878	54,400	NM	$143,928	$81,342	62,586	77

EBITDA excluding non-cash items - continuing operations	$71,278	$16,878			$143,928	$81,342
Interest expense, net(1)	(16,732)	(23,450)			(35,190)	(49,687)
Non-cash interest expense, net(1)	1,345	4,186			6,748	11,853
(Provision) benefit for current income taxes	(4,730)	5,638			(7,939)	818
Changes in working capital	(130,700)	14,527			(147,093)	24,993
Cash (used in) provided by operating activities - continuing operations	(79,539)	17,779			(39,546)	69,319
Changes in working capital	130,700	(14,527)			147,093	(24,993)
Maintenance capital expenditures	(6,140)	(3,738)			(9,804)	(9,452)
Free cash flow - continuing operations	$45,021	$(486)	45,507	NM	$97,743	$34,874	62,869	180

NM — Not meaningful.
(1)Interest expense, net, includes non-cash adjustments to derivative instruments, non-cash amortization of debt financing fees, and non-cash amortization of debt discount related to our 2.00% Convertible Senior Notes. For the quarter and six months ended June 30, 2021, interest expense also includes non-cash write-offs of debt financing costs related to the repurchase of our 2.00% Convertible Senior Notes, the cancellation of the holding company revolving credit facility in January 2021, and the full repayment of the Hawaii Gas $100.0 million senior secured notes. In connection with the repayment of the Hawaii Gas $100.0 million senior secured notes, the Company paid a $4.7 million 'make-whole' payment.
(2)Other non-cash (income) expense, net, includes primarily non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash (income) expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW
Atlantic Aviation

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2021	2020			2021	2020
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Service revenue	230,037	104,318	125,719	121	439,641	328,315	111,326	34
Cost of services (exclusive of depreciation and amortization shown separately below)	99,534	29,280	(70,254)	NM	181,767	123,943	(57,824)	(47)
Gross margin	130,503	75,038	55,465	74	257,874	204,372	53,502	26
Selling, general and administrative expenses	62,512	58,860	(3,652)	(6)	124,098	123,000	(1,098)	(1)
Depreciation and amortization	23,589	24,865	1,276	5	46,889	51,444	4,555	9
Operating income (loss)	44,402	(8,687)	53,089	NM	86,887	29,928	56,959	190
Interest expense, net(1)	(10,764)	(14,129)	3,365	24	(21,494)	(33,005)	11,511	35
Other income (expense), net	2	(133)	135	102	(16)	(205)	189	92
(Provision) benefit for income taxes	(9,015)	6,401	(15,416)	NM	(17,611)	922	(18,533)	NM
Net income (loss)	24,625	(16,548)	41,173	NM	47,766	(2,360)	50,126	NM
Reconciliation of net income (loss) to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income (loss)	24,625	(16,548)			47,766	(2,360)
Interest expense, net(1)	10,764	14,129			21,494	33,005
Provision (benefit) for income taxes	9,015	(6,401)			17,611	(922)
Depreciation and amortization	23,589	24,865			46,889	51,444
Other non-cash expense, net(2)	2,326	849			3,895	1,662
EBITDA excluding non-cash items	70,319	16,894	53,425	NM	137,655	82,829	54,826	66

EBITDA excluding non-cash items	70,319	16,894			137,655	82,829
Interest expense, net(1)	(10,764)	(14,129)			(21,494)	(33,005)
Non-cash interest expense, net(1)	938	2,486			1,881	7,645
(Provision) benefit for current income taxes	(6,490)	8,497			(10,970)	(80)
Changes in working capital	6,961	8,050			8,877	23,717
Cash provided by operating activities	60,964	21,798			115,949	81,106
Changes in working capital	(6,961)	(8,050)			(8,877)	(23,717)
Maintenance capital expenditures	(4,494)	(2,361)			(7,044)	(5,406)
Free cash flow	49,509	11,387	38,122	NM	100,028	51,983	48,045	92

NM — Not meaningful.
(1)Interest expense, net, includes non-cash adjustments to derivative instruments and non-cash amortization of debt financing fees.
(2)Other non-cash expense, net, includes primarily non-cash compensation expense incurred in relation to incentive plans and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash expense, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MIC Hawaii

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2021	2020			2021	2020
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	58,740	36,795	21,945	60	113,327	97,257	16,070	17
Cost of product sales (exclusive of depreciation and amortization shown separately below)	37,834	18,225	(19,609)	(108)	72,590	60,159	(12,431)	(21)
Gross margin	20,906	18,570	2,336	13	40,737	37,098	3,639	10
Selling, general and administrative expenses	6,929	6,438	(491)	(8)	12,606	12,760	154	1
Depreciation and amortization	3,840	3,778	(62)	(2)	7,588	7,402	(186)	(3)
Operating income	10,137	8,354	1,783	21	20,543	16,936	3,607	21
Interest expense, net(1)	(5,664)	(1,780)	(3,884)	NM	(6,968)	(4,555)	(2,413)	(53)
Other expense, net	(82)	(56)	(26)	(46)	(418)	(168)	(250)	(149)
Provision for income taxes	(1,318)	(1,772)	454	26	(3,685)	(3,547)	(138)	(4)
Net income	3,073	4,746	(1,673)	(35)	9,472	8,666	806	9
Less: net (loss) income attributable to noncontrolling interests	(416)	656	1,072	163	181	581	400	69
Net income attributable to MIC	3,489	4,090	(601)	(15)	9,291	8,085	1,206	15
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash (used in) provided by operating activities to Free Cash Flow:
Net income	3,073	4,746			9,472	8,666
Interest expense, net(1)	5,664	1,780			6,968	4,555
Provision for income taxes	1,318	1,772			3,685	3,547
Depreciation and amortization	3,840	3,778			7,588	7,402
Other non-cash income, net(2)	(2,836)	(4,841)			(3,092)	(1,728)
EBITDA excluding non-cash items	11,059	7,235	3,824	53	24,621	22,442	2,179	10

EBITDA excluding non-cash items	11,059	7,235			24,621	22,442
Interest expense, net(1)	(5,664)	(1,780)			(6,968)	(4,555)
Non-cash interest expense, net(1)	274	188			43	1,191
Provision for current income taxes	(669)	(791)			(2,185)	(2,914)
Changes in working capital	(5,760)	8,692			(7,456)	3,606
Cash (used in) provided by operating activities	(760)	13,544			8,055	19,770
Changes in working capital	5,760	(8,692)			7,456	(3,606)
Maintenance capital expenditures	(1,646)	(1,377)			(2,760)	(4,046)
Free cash flow	3,354	3,475	(121)	(3)	12,751	12,118	633	5

NM — Not meaningful.
(1)Interest expense, net, includes non-cash adjustments to derivative instruments, non-cash amortization of debt financing fees, and non-cash write-offs of debt financing costs related to the full repayment of the Hawaii Gas $100.0 million senior secured notes. In connection with the repayment of the Hawaii Gas $100.0 million senior secured notes, Hawaii Gas paid a $4.7 million 'make-whole' payment.
(2)Other non-cash income, net, includes primarily non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to incentive plans, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash income, net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

Corporate and Other

	Quarter Ended June 30,		Change Favorable/(Unfavorable)		Six Months Ended June 30,		Change Favorable/(Unfavorable)
	2021	2020			2021	2020
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Selling, general and administrative expenses	11,381	7,751	(3,630)	(47)	21,130	24,872	3,742	15
Fees to Manager - related party	7,551	3,824	(3,727)	(97)	13,103	11,180	(1,923)	(17)
Depreciation and amortization	487	375	(112)	(30)	958	703	(255)	(36)
Operating loss	(19,419)	(11,950)	(7,469)	(63)	(35,191)	(36,755)	1,564	4
Interest expense, net(1)	(304)	(7,541)	7,237	96	(6,728)	(12,127)	5,399	45
Other income, net	873	235	638	NM	1,729	273	1,456	NM
(Provision) benefit for income taxes	(1,915)	6,629	(8,544)	(129)	3,682	10,886	(7,204)	(66)
Net loss	(20,765)	(12,627)	(8,138)	(64)	(36,508)	(37,723)	1,215	3
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(20,765)	(12,627)			(36,508)	(37,723)
Interest expense, net(1)	304	7,541			6,728	12,127
Provision (benefit) for income taxes	1,915	(6,629)			(3,682)	(10,886)
Fees to Manager - related party	7,551	3,824			13,103	11,180
Depreciation and amortization	487	375			958	703
Other non-cash expense, net(2)	408	265			1,053	670
EBITDA excluding non-cash items	(10,100)	(7,251)	(2,849)	(39)	(18,348)	(23,929)	5,581	23

EBITDA excluding non-cash items	(10,100)	(7,251)			(18,348)	(23,929)
Interest expense, net(1)	(304)	(7,541)			(6,728)	(12,127)
Non-cash interest expense, net(1)	133	1,512			4,824	3,017
Benefit (provision) for current income taxes	2,429	(2,068)			5,216	3,812
Changes in working capital	(131,901)	(2,215)			(148,514)	(2,330)
Cash used in operating activities	(139,743)	(17,563)			(163,550)	(31,557)
Changes in working capital	131,901	2,215			148,514	2,330
Free cash flow	(7,842)	(15,348)	7,506	49	(15,036)	(29,227)	14,191	49

NM — Not meaningful.
(1)Interest expense, net, includes, non-cash amortization of debt financing fees and non-cash amortization of debt discount related to our 2.00% Convertible Senior Notes. For the quarter and six months ended June 30, 2021, interest expense also includes non-cash write-offs of debt financing costs related to the repurchase of our 2.00% Convertible Senior Notes and the cancellation of the holding company revolving credit facility in January 2021.
(2)Other non-cash expense, net, includes primarily non-cash adjustments related to non-cash compensation expense incurred in relation to incentive plans and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

	For the Quarter Ended June 30, 2021
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Thousands) (Unaudited)
Net income (loss)	24,625	3,073	(20,765)	6,933	—	6,933
Interest expense, net(1)	10,764	5,664	304	16,732	—	16,732
Provision for income taxes	9,015	1,318	1,915	12,248	—	12,248
Depreciation and amortization	23,589	3,840	487	27,916	—	27,916
Fees to Manager - related party	—	—	7,551	7,551	—	7,551
Other non-cash expense (income), net(2)	2,326	(2,836)	408	(102)	—	(102)
EBITDA excluding non-cash items	70,319	11,059	(10,100)	71,278	—	71,278
EBITDA excluding non-cash items	70,319	11,059	(10,100)	71,278	—	71,278
Interest expense, net(1)	(10,764)	(5,664)	(304)	(16,732)	—	(16,732)
Non-cash interest expense, net(1)	938	274	133	1,345	—	1,345
(Provision) benefit for current income taxes	(6,490)	(669)	2,429	(4,730)	—	(4,730)
Changes in working capital	6,961	(5,760)	(131,901)	(130,700)	—	(130,700)
Cash provided by (used in) operating activities	60,964	(760)	(139,743)	(79,539)	—	(79,539)
Changes in working capital	(6,961)	5,760	131,901	130,700	—	130,700
Maintenance capital expenditures	(4,494)	(1,646)	—	(6,140)	—	(6,140)
Free Cash Flow	49,509	3,354	(7,842)	45,021	—	45,021

	For the Quarter Ended June 30, 2020
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Thousands) (Unaudited)
Net (loss) income	(16,548)	4,746	(12,627)	(24,429)	17,131	(7,298)
Interest expense, net(1)	14,129	1,780	7,541	23,450	9,941	33,391
(Benefit) provision for income taxes	(6,401)	1,772	(6,629)	(11,258)	5,240	(6,018)
Depreciation and amortization	24,865	3,778	375	29,018	33,750	62,768
Fees to Manager - related party	—	—	3,824	3,824	—	3,824
Other non-cash expense (income), net(2)	849	(4,841)	265	(3,727)	1,627	(2,100)
EBITDA excluding non-cash items	16,894	7,235	(7,251)	16,878	67,689	84,567
EBITDA excluding non-cash items	16,894	7,235	(7,251)	16,878	67,689	84,567
Interest expense, net(1)	(14,129)	(1,780)	(7,541)	(23,450)	(9,941)	(33,391)
Non-cash interest expense, net(1)	2,486	188	1,512	4,186	(118)	4,068
Benefit (provision) for current income taxes	8,497	(791)	(2,068)	5,638	(847)	4,791
Changes in working capital	8,050	8,692	(2,215)	14,527	(2,195)	12,332
Cash provided by (used in) operating activities	21,798	13,544	(17,563)	17,779	54,588	72,367
Changes in working capital	(8,050)	(8,692)	2,215	(14,527)	2,195	(12,332)
Maintenance capital expenditures	(2,361)	(1,377)	—	(3,738)	(12,872)	(16,610)
Free Cash Flow	11,387	3,475	(15,348)	(486)	43,911	43,425

	For the Six Months Ended June 30, 2021
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Thousands) (Unaudited)
Net income (loss)	47,766	9,472	(36,508)	20,730	—	20,730
Interest expense, net(1)	21,494	6,968	6,728	35,190	—	35,190
Provision (benefit) for income taxes	17,611	3,685	(3,682)	17,614	—	17,614
Depreciation and amortization	46,889	7,588	958	55,435	—	55,435
Fees to Manager - related party	—	—	13,103	13,103	—	13,103
Other non-cash expense (income), net(2)	3,895	(3,092)	1,053	1,856	—	1,856
EBITDA excluding non-cash items	137,655	24,621	(18,348)	143,928	—	143,928
EBITDA excluding non-cash items	137,655	24,621	(18,348)	143,928	—	143,928
Interest expense, net(1)	(21,494)	(6,968)	(6,728)	(35,190)	—	(35,190)
Non-cash interest expense, net(1)	1,881	43	4,824	6,748	—	6,748
(Provision) benefit for current income taxes	(10,970)	(2,185)	5,216	(7,939)	—	(7,939)
Changes in working capital	8,877	(7,456)	(148,514)	(147,093)	—	(147,093)
Cash provided by (used in) operating activities	115,949	8,055	(163,550)	(39,546)	—	(39,546)
Changes in working capital	(8,877)	7,456	148,514	147,093	—	147,093
Maintenance capital expenditures	(7,044)	(2,760)	—	(9,804)	—	(9,804)
Free Cash Flow	100,028	12,751	(15,036)	97,743	—	97,743

	For the Six Months Ended June 30, 2020
	Atlantic Aviation	MIC Hawaii	Corporate and Other	Total Continuing Operations	Discontinued Operations	Total
	($ in Thousands) (Unaudited)
Net (loss) income	(2,360)	8,666	(37,723)	(31,417)	35,346	3,929
Interest expense, net(1)	33,005	4,555	12,127	49,687	25,240	74,927
(Benefit) provision for income taxes	(922)	3,547	(10,886)	(8,261)	11,570	3,309
Depreciation and amortization	51,444	7,402	703	59,549	68,230	127,779
Fees to Manager - related party	—	—	11,180	11,180	—	11,180
Other non-cash expense (income), net(2)	1,662	(1,728)	670	604	4,950	5,554
EBITDA excluding non-cash items	82,829	22,442	(23,929)	81,342	145,336	226,678
EBITDA excluding non-cash items	82,829	22,442	(23,929)	81,342	145,336	226,678
Interest expense, net(1)	(33,005)	(4,555)	(12,127)	(49,687)	(25,240)	(74,927)
Non-cash interest expense, net(1)	7,645	1,191	3,017	11,853	5,412	17,265
(Provision) benefit for current income taxes	(80)	(2,914)	3,812	818	(2,954)	(2,136)
Changes in working capital	23,717	3,606	(2,330)	24,993	(19,278)	5,715
Cash provided by (used in) operating activities	81,106	19,770	(31,557)	69,319	103,276	172,595
Changes in working capital	(23,717)	(3,606)	2,330	(24,993)	19,278	(5,715)
Maintenance capital expenditures	(5,406)	(4,046)	—	(9,452)	(18,487)	(27,939)
Free Cash Flow	51,983	12,118	(29,227)	34,874	104,067	138,941

(1)Interest expense, net, includes non-cash adjustments to derivative instruments, non-cash amortization of debt financing fees, and non-cash amortization of debt discount related to our 2.00% Convertible Senior Notes. For the quarter and six months ended June 30, 2021, interest expense also includes non-cash write-offs of debt financing costs related to the repurchase of our 2.00% Convertible Senior Notes, the cancellation of the holding company revolving credit facility in January 2021, and the full repayment of the Hawaii Gas $100.0 million senior secured notes. In connection with the repayment of the Hawaii Gas $100.0 million senior secured notes, the Company paid a $4.7 million 'make-whole' payment.
(2)Other non-cash expense (income), net, includes primarily non-cash mark-to-market adjustment of the value of the commodity hedge contracts, non-cash compensation expense incurred in relation to the incentive plans for senior management of our operating businesses, and non-cash gains (losses) related to the write-off or disposal of assets or liabilities. Other non-cash expense (income), net, excludes the adjustment to bad debt expense related to the specific reserve component, net of recoveries, for which this adjustment is reported in working capital in the above table. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items and Free Cash Flow” above for further discussion.